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                                                                    Exhibit 23.3



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Triarc Companies, Inc. on Form S-4 of our reports dated March 31, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Triarc Companies, Inc. for the year ended December 31, 1996 and to the references to us under the headings "Experts", "Triarc Companies, Inc. and Subsidiaries--Unaudited Pro Forma Condensed Consolidated Financial Statements" and "Summary--Triarc Summary Historical and Pro Forma Consolidated Financial Data" in the Prospectus, which is part of this Registration Statement.


                                            DELOITTE & TOUCHE LLP


New York, New York
October 20, 1997




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